Exhibit 32

CERTIFICATION

In connection with the Annual Report of EQT Midstream Partners, LP (the “Partnership”) on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ David L. Porges	February 20, 2014
David L. Porges
Chairman, President and Chief Executive Officer, EQT Midstream Services, LLC, the Partnership’s General Partner

/s/ Philip P. Conti	February 20, 2014
Philip P. Conti
Senior Vice President and Chief Financial Officer, EQT Midstream Services, LLC, the Partnership’s General Partner